Exhibit 10.4

RECEIVABLES SALE AGREEMENT

between

CAREMARK INC. AND ADVANCEPCS HEALTH, L.P.,

as Originators,

and

CAREMARK RECEIVABLES LLC,

as Buyer,

DATED AS OF MARCH 24, 2004

i

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of March 24, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is entered into between CAREMARK INC., a California corporation (“Caremark”), and ADVANCEPCS HEALTH, L.P., a Delaware limited partnership (“AdvancePCS”), as sellers (in such capacity, the “Originators” and each, an “Originator”) and CAREMARK RECEIVABLES LLC, a Delaware limited liability company, as buyer (in such capacity, the “Buyer”).

W I T N E S S E T H :

WHEREAS, the Buyer desires to purchase from time to time certain accounts receivable from each of the Originators existing on their respective Effective Dates (as defined in Section 7.2 hereof) and thereafter until the Purchase Termination Date (as defined in Section 8.1 hereof);

WHEREAS, each of the Originators desires to sell and assign from time to time after its respective Effective Date all of such Originator’s right, title and interest in, to and under certain accounts receivable to the Buyer upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Buyer and the Originators as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meanings specified in, or incorporated by reference into, Schedule A to the Receivables Purchase Agreement, dated as of March 24, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Purchase Agreement”), by and among Caremark Receivables LLC, as the seller thereunder, Caremark, as a Servicer and AdvancePCS, as a Servicer thereunder, Caremark Rx, Inc. and Caremark International, Inc., each as a Performance Guarantor various Co-Agents and Purchasers, and Wachovia Bank, National Association, as Administrative Agent thereunder.

Section 1.2 Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Uniform Commercial Code as from time to time in effect in any applicable state (the “Relevant UCC”), and not specifically defined herein, are used herein as defined in Article 9 of the Relevant UCC.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

Section 2.1 Sales.

(a) Upon the terms and subject to the conditions set forth herein, and without recourse to any Originator (except to the extent specifically provided herein), each Originator hereby sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby purchases from such Originator, all of such Originator’s right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under the Receivables outstanding on such Originator’s Effective Date and thereafter owned by such Originator through the Purchase Termination Date, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Buyer of any obligations of any Originator or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables.

(b) In connection with the sales provided for herein, each Originator agrees to record and file on or prior to its respective Effective Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by such Originator hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the Relevant UCC against all creditors of, and purchasers from, such Originator, and to deliver either the originals of such financing statements or file-stamped copies of such financing statements or other evidence of such filings to the Buyer on or prior to such Originator’s Effective Date.

(c) Each Originator agrees that from time to time, at its expense, it will promptly execute (if required) and deliver all instruments and documents and take all actions as may be necessary or as the Buyer may reasonably request in order to perfect or protect the interest of the Buyer in the Receivables purchased from such Originator hereunder, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing, or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each Originator will, in order to accurately reflect the purchase and sale transactions contemplated by this Agreement, file or authorize the filing of such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Buyer and will mark its master data processing records (or related subledger) and other documents with a legend describing the purchase by the Buyer of its Receivables and the lien of the Administrative Agent pursuant to the Receivables Purchase Agreement and stating “These accounts receivable have been sold to Caremark Receivables LLC. Subsequent to such sale, a security interest in the Receivables, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing, has been granted to Wachovia Bank, National Association, as Administrative Agent, pursuant to a Receivables Purchase Agreement dated as of March 24, 2004”. Each Originator shall, upon request of the Buyer, obtain such search reports as the Buyer shall request. To the fullest extent permitted by applicable law, the Buyer is authorized and shall be permitted to file continuation statements and amendments thereto and assignments thereof without any Originator’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(d) It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the Relevant UCC, be construed as a valid and perfected sale and absolute assignment of such Receivables by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles, is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and a conveyance of such Receivables that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s rights, titles and interests in, to and under the Receivables, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing, to secure the rights of the Buyer set forth in this Agreement or as such rights may be determined in accordance with applicable law and the performance and payment of all indebtedness, obligations and liabilities of such Originator to the Buyer arising hereunder, including without limitation any liabilities arising from any breach by such Originator of any of its representations and warranties in the first sentence of Section 4.1(c) hereof (and any breach by such Originator of any of its representations and warranties in the first sentence of Section 4.1(c) hereof with respect to the conveyance of any particular Receivable shall be deemed to occur as of the time of such conveyance). Any such security interest in any Receivable granted to the Buyer under this Section 2.1(d) shall survive the sale and assignment of such Receivable pursuant to Section 2.1(a) of this Agreement and shall not be merged with the Buyer’s other rights, titles or interests in, to or under such property.

(e) To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to each of Buyer,

the Administrative Agent and the Servicers an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, such Originator hereby agrees that upon the request of Buyer (or the Administrative Agent), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. If any software used by any Originator to account for the Receivables originated by it prohibits such Originator from granting the license to use described herein, or if, after reasonable efforts, consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by such Originator of the license to use described herein. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Aggregate Unpaids, and (ii) the date each of this Agreement and the Receivables Purchase Agreement terminates in accordance with its terms. Each Originator (A) shall take such action reasonably requested by Buyer and/or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (B) shall use its reasonable efforts to ensure that each of the Buyer, the Administrative Agent and the Servicers has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 2.2 Servicing of Receivables.

In connection with the consummation of the sales provided for in this Agreement, each Originator hereby assigns and transfers to Buyer and Buyer’s assignees all of such Originator’s right, title and interest in and to each Lock-Box Account, and such Originator relinquishes all power to transfer, possess and control the Lock-Box Accounts and the contents thereof (except any powers with respect to the Lock-Box Accounts and contents thereof that are granted to such Originator in its capacity as Collection Agent). Each Originator agrees to perform all servicing of Receivables originated by it for the Buyer and its transfers and assigns pursuant to the terms of the Receivables Purchase Agreement. Each Originator shall hold in trust for the Buyer all Records which evidence or relate to its Receivables or Related Security, Collections or Proceeds with respect thereto.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

Section 3.1 Purchase Price.

The purchase price for the Receivables and related property conveyed to the Buyer by each Originator under this Agreement on any Business Day shall be a dollar amount equal to the product of (a) the aggregate Outstanding Balance of the Receivables sold on such Business Day and (b) one minus the then applicable Discount Percentage (the “Purchase Price”).

Section 3.2 Payment of Purchase Price.

(a) The Purchase Price for Receivables sold by an Originator on any Business Day shall be paid either (i) in cash to the extent funds are available therefor in excess of necessary working capital or (ii) if Buyer does not have sufficient cash to pay the Purchase Price, by means of (A) an advance under the applicable Subordinated Note (each, an “Advance”) and/or (B) with the consent of the applicable Originator, treating a portion of the Purchase Price as capital contributed by such Originator to Buyer or (iii) with the consent of the applicable Originator, any combination of the foregoing applicable to such Originator. In the event Buyer does not have sufficient cash to pay the Purchase Price due with respect to any sale of Receivables hereunder (and solely in the case of Caremark, Caremark is not willing to consent to the treatment of such insufficiency as a capital contribution), such insufficiency shall be evidenced by the making of an Advance in an original principal amount equal to such cash shortfall owed to such Originator; provided, however, that no Originator shall make an Advance to Buyer to the extent that the aggregate amount of outstanding Advances from all Originators would be an amount such that the net worth of the Buyer would be less than $60,850,000 (the “Advance Limit”). No sales of Receivables hereunder shall be made on or after the Purchase Termination Date. On the date of the initial purchase from each Originator of Receivables hereunder, the net worth of the Buyer shall be at least $60,850,000.

(b) All Advances made by each Originator to Buyer shall be evidenced by a single subordinated note, duly executed by Buyer in favor of such Originator, in substantially the form of Exhibit A annexed hereto, delivered on such Originator’s Effective Date and payable to such Originator in a principal amount equal to the Advance Limit thereunder (each, as amended, supplemented or otherwise modified and in effect from time to time, a “Subordinated Note”). Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance made by such Originator, as well as the date and amount of each payment made by the Buyer with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of Buyer thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

(c) The terms and conditions of each Subordinated Note and all Advances thereunder shall be as follows:

(i) Repayment of Advances. All amounts paid by the Buyer with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Buyer may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Advance be made to the extent that after giving effect thereto the aggregate outstanding principal amount of all Advances would exceed the Advance Limit.

(ii) Interest. Each Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to the Alternate Base Rate plus 2%, calculated as of the applicable Effective Date, as reset for each succeeding calendar month following March 2004 as the rate in effect as of the last Business Day of the calendar month immediately preceding such calendar month. Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days.

(iii) Subordination. The applicable Originator’s rights under its Subordinated Note shall be fully subordinated to any rights of the Administrative Agent, as agent for the Purchasers pursuant to the Receivables Purchase Agreement and the Asset Purchase Agreement, and shall not evidence any rights in the Receivables or related property.

(iv) Offsets, etc. The Buyer may offset any amount due and owing by the applicable Originator against any amount due and owing by Buyer to such Originator under the terms of its Subordinated Note.

Section 3.3 Settlement Report.

On each Settlement Date, each Originator shall deliver to the Buyer a monthly report, substantially in the form of Exhibit XI attached to the Receivables Purchase Agreement, showing, among other things, (a) the aggregate Purchase Price of Receivables sold by such Originator to the Buyer in the preceding month and (b) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Each Originator’s Representations and Warranties.

As to itself and the Receivables originated by it, each Originator represents and warrants to the Buyer as of such Originator’s Effective Date and on each Business Day on which Receivables are sold by such Originator hereunder and after giving effect to each such sale:

(a) Existence and Power. Such Originator is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or limited partnership power, as applicable, and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have such licenses, authorizations, consents and approvals is not reasonably likely to have a Material Adverse Effect. Such Originator is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Company and Governmental Authorization; Contravention. The execution, delivery and performance by such Originator of the Transaction Documents to which it is a party are within such Originator’s corporate or limited partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as applicable, require no action by or in respect of, or filing with, any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or official thereof (except for the filing of Uniform Commercial Code financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the articles or certificate of incorporation or bylaws or the certificate of limited partnership or partnership agreement, as applicable, of such Originator or of any material agreement or instrument or any judgment, injunction, order, writ or decree binding upon such Originator and will not result in the creation or imposition of any Adverse Claim (except those created by this Agreement and the Receivables Purchase Agreement) on the assets of such Originator or any of its Subsidiaries except, in any case, where such contravention or default could not reasonably be expected to have a Material Adverse Effect.

(c) Valid and Perfected Sale; Binding Effect. Each purchase of Receivables and Related Security by the Buyer hereunder from such Originator shall constitute a valid and perfected sale and assignment by such Originator to the Buyer, enforceable against creditors of, and purchasers from, such Originator. Each of the Transaction Documents to which such Originator is a party constitutes the legal, valid and binding obligation of such Originator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Quality of Title. Immediately preceding the sale of the Receivables by such Originator and related property pursuant to this Agreement, such Originator was the owner of all of its Receivables, free and clear of any Adverse Claim. On or prior to such Originator’s Effective Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Buyer in, to and under the Receivables originated by such Originator against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose and all filing fees and filing taxes, if any, payable in connection with such filings shall have been paid in full.

(e) Accuracy of Information. All information heretofore furnished by such Originator to the Buyer and the Administrative Agent for purposes of or in connection with this Agreement, any other Transaction Document, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Buyer, the Administrative Agent, the Co-Agents or any of the Purchasers will be, true and correct in every material respect, on the date such information is stated or certified.

(f) Tax Status. Such Originator has filed all material tax returns (Federal, state and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of such Originator, threatened, against or affecting such Originator or its properties, in or before any court, arbitrator or other body, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(h) Place of Business. The principal place of business and chief executive office of such Originator are located at (i) in the case of Caremark, 2211 Sanders Road, Northbrook, Illinois 60062, and (ii) in the case of AdvancePCS, 9501 E. Shea Blvd., Scottsdale, AZ 85260. The offices where such Originator keeps all of the Records, are located at (A) in the case of Caremark, 2211 Sanders Road, Northbrook, Illinois 60062, or (B) in the case of AdvancePCS, 9501 E. Shea Blvd., Scottsdale, AZ 85260, or in such other locations notified to the Buyer by such Originator in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. In addition, Exhibit V of the Receivables Purchase Agreement lists the federal employer identification number and the organization identification number of such Originator.

(i) Solvency. Such Originator is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets.

(j) Tradenames, Etc. As of the date hereof: (i) such Originator has only the Subsidiaries and divisions listed on Exhibit V to the Receivables Purchase Agreement; and (ii) such Originator has, within the last five (5) years, operated only under the tradenames identified on Exhibit V to the Receivables Purchase Agreement, and, within the last five (5) years, such Originator has not changed its state of incorporation or organization, as the case may be, or its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit V the Receivables Purchase Agreement.

(k) Nature of Receivables. Each Receivable originated by such Originator and included in any report delivered by such Originator pursuant to Section 3.3 hereof as an Eligible Receivable, was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

(l) Credit and Collection Policy. Since January 1, 2004, there has been no change in the Credit and Collection Policy which could have a Material Adverse Effect. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with the Receivables Purchase Agreement. Since such date, no change has occurred in the overall rate of collection of the Receivables which could have a Material Adverse Effect.

(m) Collections and Servicing. Since January 1, 2004, there has been no change in the ability of such Originator to service and collect its Receivables which has had or is reasonably likely to have a Material Adverse Effect.

(n) Binding Effect of Receivables and Contract. Each Receivable originated by such Originator and related Contract constitutes a legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally (whether considered in a proceeding at law or in equity).

(o) Not a Holding Company or an Investment Company. Such Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Act”), or any successor statute.

(p) ERISA. Each of such Originator and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit VI to the Receivables Purchase Agreement. All Obligors have been instructed to make payment to a Lock-Box Account.

(r) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

(s) Brokers. No broker or finder acting on behalf of such Originator or any Affiliate of such Originator was employed or utilized in connection with this Agreement or the Receivables Purchase Agreement or the transactions contemplated hereby or thereby and neither such Originator nor any Affiliate of such Originator has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(t) Use of Proceeds. No proceeds of any sale by such Originator will be used by such Originator (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or

X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(u) Payments to such Originator. With respect to each Receivable originated by such Originator and sold to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(v) No Adverse Selection. To the extent that such Originator has retained Receivables that would be Eligible Receivables but which have not been transferred to Buyer hereunder, such Originator has not selected those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

(x) Material Adverse Effect. Since January 1, 2004, no other event has occurred that would have a material adverse effect on the financial condition or operations of the Originators, taken as a whole, or the ability of such Persons to perform their obligations under this Agreement.

Section 4.2 Reaffirmation of Representations and Warranties by each Originator; Notice of Breach.

On the applicable Originator’s Effective Date and on each Business Day on which Receivables are sold by such Originator hereunder, such Originator, by accepting the proceeds of such sale, shall be deemed to have certified that all of its representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. Such Originator’s representations and warranties set forth in Section 4.1 shall survive the conveyance of its Receivables to the Buyer. Upon discovery by the Buyer or such Originator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

ARTICLE V

COVENANTS OF EACH ORIGINATOR

Section 5.1 Covenants of each Originator.

With respect to itself and the Receivables originated by it, each Originator hereby covenants and agrees with the Buyer that, for so long as this Agreement is in effect, and until all Receivables sold by such Originator to the Buyer pursuant hereto shall have been paid in full or written-off as uncollectible, unless the Buyer otherwise consents in writing:

(a) Conduct of Business. Such Originator will, and will cause each of its Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, as the case may be, validly existing and in good standing as a domestic corporation or limited partnership, as applicable, in its jurisdiction of incorporation or organization, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to carry on and conduct such business, remain duly incorporated or organized, validly existing and in good standing or maintain such authority is not reasonably likely to have a Material Adverse Effect.

(b) Compliance with Laws. Such Originator will, and will cause each of its Affiliates to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect.

(c) Furnishing of Information and Inspection of Records. Such Originator will furnish to the Buyer (and its assigns) from time to time such information with respect to its Receivables as the Buyer may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Such Originator will, at any time and from time to time during regular business hours, upon at least one (1) Business Day’s prior notice, at such Originator’s expense, permit the Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records of such Originator and (ii) to visit the offices and properties of such Originator for the purpose of examining such Records, and to discuss matters relating to any of the Receivables or such Originator’s performance hereunder with any of the officers, directors, employees or independent public accountants of such Originator having knowledge of such matters. If an Unmatured Amortization Event or an Amortization Event shall have occurred and be continuing, such Originator shall provide such access at all times and without advance notice.

(d) Keeping of Records and Books of Account. Such Originator will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and will maintain and implement administrative and operating procedures (including, without limitation, for up to twenty-four (24) months, an ability to recreate records evidencing the Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the daily identification of each such Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give the Buyer prompt notice of any change in the administrative and operating procedures referred to in the previous sentence to the extent such change is reasonably likely to have a Material Adverse Effect.

(e) Performance and Compliance with Receivables and Contracts. Such Originator at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and shall pay when due any taxes (including, without limitation, sales, excise or personal property taxes) payable by it in connection with any of the Receivables.

(f) Credit and Collection Policies. Such Originator will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Collections. Such Originator shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

(h) Collections Received. Such Originator shall hold in trust, and remit immediately, but in no event later than one (1) Business Day after receipt thereof, all Collections received from time to time by such Originator to a Lock-Box Account.

(i) Sale Treatment. Except to the extent a conveyance by Caremark is treated as a capital contribution pursuant to Section 3.2(a) hereof, such Originator agrees to treat each conveyance hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Buyer.

(j) No Sales, Liens, Etc. Except as otherwise provided herein, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections or upon or with respect to any Lockbox Account to which any Collections of any Receivable are sent, or, in each case, assign any right to receive income in respect thereof.

(k) No Extension or Amendment of Receivables. Such Originator will extend, amend or otherwise modify the terms of any Receivable, and will amend, modify or waive any term or condition of any Contract related thereto, only as provided in the Receivables Purchase Agreement or as contemplated by the Credit and Collection Policy unless such modification is not reasonably likely to have a Material Adverse Effect (solely with respect to the collectibility of such Receivable); provided that the classification of any such Receivable as a Defaulted Receivable shall not be affected by such extension; provided, further, that no such amendment, modification or waiver shall cause or result in the affected Receivable becoming an Eligible Receivable if, prior to such amendment, modification or waiver, the affected Receivable was not an Eligible Receivable or prevent such affected Receivable from being excluded as an Eligible Receivable if such affected Receivable would have been excluded as an Eligible Receivable if such amendment, modification or waiver had not been made or granted.

(l) No Change in Business or Credit and Collection Policy. Such Originator will not make any change in the Credit and Collection Policy which might impair the collectibility of any Receivable, unless such change is not reasonably likely to have a Material Adverse Effect.

(m) No Mergers, Etc. Such Originator will not (i) consolidate or merge with or into any other Person, or (ii) except as contemplated by the Transaction Documents, sell, lease or transfer (whether by dividend or otherwise) all or substantially all or any material portion of its assets to any other Person; provided, that such Originator may merge or consolidate with another

Person or sell, lease or transfer any portion of its assets if such merger or consolidation, sale, lease or transfer does not, individually or in the aggregate, (A) cause an Amortization Event or an Unmatured Amortization Event under the Receivables Purchase Agreement or (B) have a Material Adverse Effect.

(n) Change in Payment Instructions to Obligors; Deposits to Lockboxes. Such Originator will not add or terminate, or make any change to, any Lock- Box Account, except in accordance with the Receivables Purchase Agreement. Such Originator will not deposit or otherwise credit, or instruct to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables.

(o) Change of Name, Etc. Such Originator shall not change its name, identity or structure or its chief executive office, unless at least ten (10) days prior to the effective date of any such change such Originator delivers to the Buyer and the Administrative Agent (i) financing statements under the Relevant UCC, executed by such Originator if required necessary to reflect such change and to continue the perfection of the Buyer’s interest in the Receivables and (ii) new or revised Lock-Box Agreements which reflect such change and enable the Administrative Agent, on behalf of the Purchasers, to exercise its rights under the Transaction Documents.

(p) Indemnification. Such Originator agrees to indemnify, defend and hold the Buyer and its assignees harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Buyer and its assignees may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of any amendment to this Agreement, or arises out of or is based upon a breach by such Originator of its representations, warranties and covenants contained herein, or any written information certified in any schedule or certificate delivered by such Originator hereunder or in connection with the Transaction Documents, being untrue in any material respect at the time when made or deemed made; provided, however (i) the foregoing indemnification is not intended to, and shall not, constitute a guaranty of the collectibility or payment of the Receivables conveyed hereunder and (ii) nothing in this Section 5.1(p) shall require any Originator to indemnify the Buyer or its assignees for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor. The obligations of each Originator under this Section 5.1(p) shall be considered to have been relied upon by the Buyer, the Administrative Agent, the Purchasers and the Co-Agents and shall survive the execution, delivery, performance and termination of this Agreement for a period of three (3) years following the Purchase Termination Date, regardless of (A) any investigation made by the Buyer, the Administrative Agent, the Purchasers or the Co-Agents or on behalf of any of them, and (B) whether the event giving rise to such loss, liability, damage, judgment, claim, deficiency or expense occurred or is discovered prior to or after the Purchase Termination Date.

(q) ERISA. Such Originator shall promptly give the Buyer written notice upon becoming aware that such Originator is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Receivables exists.

(r) Separate Existence. Such Originator shall at all times:

(i) maintain its deposit account or accounts separate from those of the Buyer and ensure that its funds will not be diverted to the Buyer nor will such funds be commingled with the funds of the Buyer (other than funds deposited to a Lock-Box Account, which funds may be commingled for a period not exceeding two (2) Business Days);

(ii) to the extent that it shares any officers or other employees with the Buyer, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Buyer, and such Originator and the Buyer shall bear their respective fair share of the salary and benefit costs associated with all such common officers and employees;

(iii) to the extent that it jointly contracts with the Buyer to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Buyer, and it and the Buyer shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Buyer, the costs incurred in so doing shall be fairly allocated between it and the Buyer in proportion to the benefit of the goods or services each is provided, and the Originators and the Buyer shall bear their respective fair shares of such costs;

(iv) enter into all material transactions with the Buyer, whether currently existing or hereafter entered into, only on an arm’s length basis, including the tax effects of such transactions, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

(v) maintain office space that is physically segregated from the office space of the Buyer (but which may be located at the same address as the Buyer) and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

(vi) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1;

(vii) cause each Affiliate included in the Parent Group to conduct its business in a manner designed not to mislead third parties as to the separate identity of the Buyer; and

(viii) cause each Affiliate included in the Parent Group to comply with each of the factual assumptions such that each such assumption contained in the legal opinion of King & Spalding delivered pursuant to the Section 6.1 of the Receivables Purchase Agreement is true and correct.

(s) Use of Proceeds. Such Originator shall not utilize the proceeds of the Purchase Price obtained by it for each sale made by it hereunder (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Such Originator shall utilize the proceeds of the Purchase Price obtained by it for each sale made by it hereunder for general business or partnership purposes and to pay any related expenses payable by such Originator under this Agreement and the other Transaction Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

(t) Other Indebtedness. If such Originator grants, conveys or suffers to exist any Lien on or in respect of any of its assets or properties that constitute Other Receivables to any Person as security for any Indebtedness incurred by such Originator, such Originator will simultaneously therewith cause such Person to enter into an intercreditor agreement with the Administrative Agent on terms and conditions reasonably satisfactory to the Administrative Agent and each Co-Agent.

(u) Sale Treatment. Such Originator will not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by this Agreement in any manner other than as a sale of Receivables or (solely in the case of Caremark) a capital contribution by such Originator to Buyer, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by Buyer to the Administrative Agent as agent for the Purchasers. In addition, each Originator shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transactions contemplated hereby and by this Agreement and the interest of Buyer (in the case of such Originator’s financial statements) and the Administrative Agent, as agent for the Purchasers, in the Receivables and Related Security, Collections and Proceeds with respect thereto.

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.1 Mandatory Repurchase.

If, on any day, any representation or warranty made herein with respect to any Receivable which has been sold by such Originator hereunder is determined to be incorrect or untrue in any material respect as of the date such representation or warranty was made or deemed made, such Originator shall on such day repurchase such Receivable and pay to the Buyer an amount equal to the aggregate Outstanding Balance of such Receivable.

Section 6.2 Dilutions, Etc.

Such Originator agrees that if, on any day, the Outstanding Balance of a Receivable which has been sold by such Originator hereunder is either (a) reduced as a result of defective,

rejected or returned goods or other dilution factor, any billing adjustment or other adjustment, or (b) reduced or cancelled as a result of (i) a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) any action by any Federal or state taxing authority or as a result of the payment by any Obligor of any portion of a Receivable constituting a tax or governmental fee or charge to any Person other than the Buyer, then such Originator shall be deemed to have received on such day a collection of such Receivable to the extent of the amount of such reduction, cancellation or payment made by the Obligor and shall pay to the Buyer an amount equal to such reduction or cancellation on the last Business Day of the calendar month in which such reduction or cancellation occurred.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent.

The obligations of the Buyer to purchase Receivables from any Originator on any Business Day on which Receivables are sold hereunder shall be subject to the satisfaction of the following conditions:

(a) Such Originator’s Effective Date shall have occurred,

(b) All representations and warranties of such Originator contained in this Agreement shall be true and correct on such Effective Date and on the applicable Business Day of sale, with the same effect as though such representations and warranties had been made on such date;

(c) All information concerning the Receivables originated by such Originator provided to the Buyer shall be true and correct in all material respects as of such Effective Date, in the case of any Receivables sold on such Effective Date, or the date such Receivables are sold, in the case of any Receivables created such Effective Date and sold by such Originator to the Buyer on a subsequent Business Day;

(d) Such Originator shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(e) Such Originator shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

(f) All corporate or partnership and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from such Originator copies of all documents (including, without limitation, records of corporate or partnership proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested;

(g) On its respective Effective Date, such Originator shall have delivered to the Buyer and the Administrative Agent a certification of the aggregate Outstanding Balance of the Receivables in existence as of the close of business on February 28, 2004; and

(h) The Purchase Termination Date shall not have occurred.

Section 7.2 Effective Dates.

(a) Caremark’s “Effective Date” shall occur on the Business Day after the date on which each of the conditions precedent to the initial sale of a Receivable Interest under the Receivables Purchase Agreement shall have been satisfied, including, without limitation, delivery of an initial Purchase Notice thereunder.

(b) AdvancePCS’ “Effective Date” shall occur on the Business Day on the later to occur of (i) Caremark’s Effective Date, and (ii) the date on which the proposed merger of Advance PCS with and into an Affiliate of Caremark is consummated in accordance with its terms.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Term.

This Agreement shall commence as to each Originator as of the first day on which all of the conditions precedent applicable to such Originator have been satisfied and shall continue in full force and effect until the date following the earliest of (a) the date designated by the Buyer or any Originator as the Purchase Termination Date at any time following ten (10) days’ prior written notice to the other (with a copy thereof to the Administrative Agent), (b) the occurrence of the Amortization Date pursuant to the Receivables Purchase Agreement, (c) the close of business on the Business Day prior to the occurrence of an Event of Bankruptcy with respect to either the Buyer or any Originator, or (d) the date on which either the Buyer or any Originator defaults on its obligations hereunder, which default (unless arising from a breach of Section 6.1 or 6.2) continues unremedied for more than ten (10) days after written notice (any such date being the “Purchase Termination Date”); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to any Receivable sold prior to such termination.

Section 8.2 Effect of Termination.

Following the termination of this Agreement pursuant to Section 8.1, the Originators shall not sell, and the Buyer shall not purchase, any Receivables, and the Buyer shall have all rights and remedies of a secured party upon default under the Relevant UCC. No termination, rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Originator or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by such Originator or the Buyer. Without limiting the foregoing, prior to termination, the failure of such Originator to deliver computer records of Receivables or any reports regarding the Receivables originated by it shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render a completed sale executory.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Amendments, Etc.

This Agreement and the rights and obligations of the parties hereunder, including the Subordinated Notes, may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Buyer and each Originator whose Effective Date has occurred and consented to in writing by the Required Co-Agents. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 9.2 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.2 shall affect the right of the Buyer to bring any other action or proceeding against any Originator or its property in the courts of other jurisdictions.

Section 9.3 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

(a) in the case of the Buyer:

CAREMARK RECEIVABLES LLC

2211 Sanders Road

Northbrook, Illinois 60062

Attention: Chris Luthin

Telecopy: (847) 559-5709

     with a copy to:

CAREMARK RECEIVABLES LLC

c/o Caremark Rx, Inc.

211 Commerce St.

Nashville, TN 37201

Attention: Ryan Hall

Telecopy: (614) 743-6597

(b) in the case of Caremark:

CAREMARK INC.

c/o Caremark Rx, Inc.

211 Commerce St.

Nashville, TN 37201

Attention: Ryan Hall

Telecopy: (614) 743-6597

in each case, with a copy to the Administrative Agent at its address specified in the Receivables Purchase Agreement.

(c) in the case of AdvancePCS:

ADVANCEPCS HEALTH, L.P.

c/o Caremark Rx, Inc.

211 Commerce St.

Nashville, TN 37201

Attention: Ryan Hall

Telecopy: (614) 743-6597

in each case, with a copy to (i) Caremark at the address specified in clause (b) above, and (ii) the Administrative Agent at its address specified in the Receivables Purchase Agreement.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.4 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.5 Assignment.

This Agreement may not be assigned by the parties hereto, except that the Buyer may assign its rights hereunder pursuant to the Receivables Purchase Agreement to the Administrative Agent for the benefit of the Purchasers as security for the Aggregate Unpaids and Buyer’s other obligations under the Receivables Purchase Agreement and the other Transaction Documents. The Buyer hereby notifies each of the Originators (and each of the Originators hereby acknowledges) that the Buyer, pursuant to the Receivables Purchase Agreement, has assigned its rights (but not its obligations) hereunder to the Administrative Agent for the benefit of the Purchasers. All rights of the Buyer hereunder may be exercised by the Administrative Agent to the extent of its rights hereunder and under the other Transaction Documents.

Section 9.6 Further Assurances.

(a) The Buyer and each Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by any other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution (if required) of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

(b) If any Originator fails to perform any of its obligations under this Section 9.6, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 5.1(p). Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, (i) to execute on behalf of such Originator as debtor/seller (if required) and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Originator and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in such Receivables. This appointment is coupled with an interest and is irrevocable. In addition: (A) each Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables originated by it and the associated Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of interests of Buyer (or its assigns) hereunder, (B) each Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) each Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent as expressly contemplated by this Section 9.6(b) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent as agent for the Purchasers under the Receivables Purchase Agreement.

Section 9.7 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer, any Originator or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law (including, without limitation, the Relevant UCC).

Section 9.8 Counterparts.

This Agreement may be executed in one or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.9 Binding Effect; Third-Party Beneficiaries.

This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchasers, the Co-Agents and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Agreement.

Section 9.10 Merger and Integration.

Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

Section 9.11 Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.12 Exhibits.

The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.13 Bankruptcy Petition.

Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Receivables Purchase Agreement, it will not institute, take any action in furtherance of instituting, take any action to cause any Person to institute or join any other Person in instituting, against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any applicable law. The agreement of each Originator under this Section 9.13 shall survive the termination of this Agreement.

Section 9.14 Limitation of Liability.

Each Originator covenants and agrees that it will not make any claim against Buyer for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Transaction Documents, or any act, omission or event occurring in connection herewith or therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding anything in this Agreement to the contrary, Buyer shall not be permitted to make any payment with respect to any of its obligations to pay to any Originator any amount otherwise required to be paid by it hereunder or under its Subordinated Note in excess of any amount available to Buyer after paying or making provision for the payment of its obligations under the Receivables Purchase Agreement. All payment obligations of Buyer hereunder and under any Subordinated Note are subject to the availability of funds in excess of the amounts necessary for Buyer to pay its obligations under the Receivables Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Buyer and the Originators has caused this Receivables Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

CAREMARK INC.,
as an Originator

By:
Name:
Title:

ADVANCEPCS HEALTH, L.P., as an Originator

BY: ADVANCE PCS HEALTH SYSTEMS, L.L.C., ITS GENERAL PARTNER

By:
Name:
Title:

CAREMARK RECEIVABLES LLC,
as Buyer

By:
Name:
Title:

Acknowledged and agreed as of the date first above written:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the Purchasers

By:
Name:
Title:

EXHIBIT A

FORM OF SUBORDINATED NOTE

March 24, 2004

FOR VALUE RECEIVED, the undersigned, CAREMARK RECEIVABLES LLC, a Delaware limited liability company (the “Maker”), hereby promises to pay to the order of                                              , a                              (the “Payee”), on March 24, 2007 as provided for in the Receivables Sale Agreement dated as of the date hereof between Caremark Inc., AdvancePCS Health, L.P., and the Maker (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the “Receivables Sale Agreement”), the lesser of the principal sum of Five Hundred Million and no/100 Dollars ($500,000,000) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Sale Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Sale Agreement and shall be payable in arrears on the last Business Day of each calendar month.

The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Sale Agreement.

The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Sale Agreement, reborrow Advances made to it without penalty or premium.

Payee shall have the right to receive, and Maker shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note provided that, from the date hereof until the date on which the Aggregate Unpaids under the Receivables Purchase Agreement have been paid in full, after giving effect to any such payment or prepayment, the net worth of the Maker shall be at least $60,850,000. Payee hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Payee shall be subordinate in right of payment to the prior payment of any amounts owing by or obligation of Maker under the Receivables Purchase Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent as agent for the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Receivables Purchase Agreement. Until the date that is one year and one day after the date on which the Aggregate Unpaids under the Receivables Purchase Agreement have been paid in full, Payee will not institute, take any action in furtherance of instituting, take any action to cause any Person to institute or join any other Person in instituting, against Maker any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any applicable law. Should any payment, distribution or security or proceeds thereof be received by Payee in violation of this paragraph, Payee agrees that such payment shall be segregated and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Purchasers.

Upon the occurrence of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any applicable law involving Maker as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Unpaids (including “CP Costs” and “Discount” as defined and as accruing under the Receivables Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Discount is an allowable claim in any such proceeding) before Payee is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of Maker of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Aggregate Unpaids until such Aggregate Unpaids shall have been paid in full and satisfied.

This Subordinated Note shall not be amended or modified except in accordance with Section 9.1 of the Receivables Sale Agreement. The terms of this Subordinated Note may not be amended, waived or otherwise modified without the prior written consent of the Administrative Agent.

This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Payee without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.

This Subordinated Note is a Subordinated Note referred to in the Receivables Sale Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Receivables Purchase Agreement, all upon the terms and conditions therein specified. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Sale Agreement.

This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.

CAREMARK RECEIVABLES LLC

By:
Name:
Title:

Advances and Payments

Date	Amount of Advance	Payments Principal/Interest	Unpaid Principal Balance of Note	Name of Person Making Notation